UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, Hologic, Inc. (the “Company”) and Carl W. Hull, Senior Vice President and General Manager, Diagnostics Line of Business, mutually agreed that Mr. Hull will retire effective February 15, 2013. Following his retirement, Mr. Hull has agreed to serve as a consultant to the Company. The Company and Mr. Hull entered into a Separation and Release Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”), each dated January 22, 2013, to set forth the terms of these arrangements. The agreements supersede Mr. Hull’s Retention and Severance Agreement with the Company, effective August 1, 2012 upon his joining the Company in connection with the Company’s acquisition of Gen-Probe Incorporated (the “Retention Agreement”). The Separation Agreement and the Consulting Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. The below descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits filed herewith.

Separation Agreement. The Separation Agreement provides that Mr. Hull’s employment with the Company will terminate on February 15, 2013 and that upon such termination, if not otherwise revoked by Mr. Hull within a legally mandated revocation period, will be entitled to the following benefits:

•	all earned and unpaid compensation;

•	a lump sum payment of $2.4 million, payable on August 15, 2013;

•	a lump sum retention bonus of $3.2 million, payable within three days after the expiration of the revocation period provided for in the Separation Agreement;

•	the vesting of 133,333 restricted stock units granted to Mr. Hull under the Retention Agreement; and

•	vested equity awards or any other vested retirement benefits.

These benefits correspond to the benefits that Mr. Hull would have otherwise been entitled to under the Retention Agreement. Under the Separation Agreement, Mr. Hull and the Company have also agreed to release, subject to customary exceptions, any claims they each may have against the other.

Consulting Agreement. The Consulting Agreement provides that following Mr. Hull’s retirement, Mr. Hull agrees to remain available on a part-time basis to provide consulting services to the Company on strategic and operational issues related to the Company’s diagnostics business for a consulting fee of $2,900 per day, with a minimum payment of $2,900 per week. The Consulting Agreement remains in effect through August 15, 2013 unless sooner terminated on seven days written notice by either party.

Item 7.01 Regulation FD Disclosure.

On January 22, 2013, Hologic issued a press release attached hereto as Exhibit 99.1 relating to the matters described in Item 5.02 above.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Separation and Release Agreement.

10.2	Consulting Agreement.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer